Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
(Media) Paul Jacobson (303) 268-6426
(Media) Erica Stull (303) 268-6502
(Investor Relations) Jim Buckley (303) 268-6424

Adelphia Files Proposed Chapter 11
Plan of Reorganization

Filing Caps Year of Progress And Change At Adelphia As It Prepares To Operate Independently Upon Emergence

Greenwood Village, Colo., February 25, 2004—Adelphia Communications Corporation (“Adelphia”) (OTC: ADELQ) and certain of its subsidiaries today filed their proposed joint plan of reorganization and related draft disclosure statement with the U.S. Bankruptcy Court for the Southern District of New York.

“Adelphia’s proposed plan of reorganization is the product of relentless effort and reflects the dedication of Adelphia’s management and bankruptcy teams, and our almost 15,000 employees in 30 states and Puerto Rico who are helping to make Adelphia a better company,” said William Schleyer, chairman and CEO of Adelphia. “In the past year Adelphia has made great strides in its operations and performance — and hard work has brought us to this point. Now, we look forward to working with our stakeholders and the court to make this plan a reality and move Adelphia out of Chapter 11 and into a new era of growth and independence.”

Details of the Proposed Plan of Reorganization

The proposed plan is based on an estimated $17 billion valuation of Adelphia excluding minority interests. Upon emergence from Chapter 11, Adelphia estimates it will have approximately $8 billion in indebtedness and have access to an additional $750 million revolving credit facility. In addition, it is contemplated that reorganized Adelphia will issue preferred securities and publicly-traded common stock.

Within Adelphia’s proposed Plan of Reorganization, there are multiple classes of creditors and equity holders. Recoveries for those classes will vary. A description of the classes and their treatment is contained in the draft disclosure statement filed with the bankruptcy court.

MORE

ADELPHIA PLAN OF REORGANIZATION

FEBRUARY 25, 2004 - PAGE 2

The proposed reorganization plan provides for the following recoveries:

•                  Full payment in cash to the debtor-in-possession lenders.

•                  Full payment in cash to pre-petition bank lenders subject to pending litigation.

•                  Full payment in a new preferred security to certain Adelphia joint venture partners in exchange for their existing joint venture interests.

•                  Distributions of common stock and/or in certain cases interests in a litigation trust established under the proposed Plan of Reorganization to holders of unsecured claims against Adelphia and its subsidiaries. The percentage recovery to the classes will vary based on legal entity and legal entitlement as follows:

•                  Full payment in common stock of reorganized Adelphia to the holders of unsecured claims against Adelphia’s subsidiaries.

•                  Partial payment in common stock of reorganized Adelphia to the holders of senior claims against the Adelphia parent company, who will also receive interests in the litigation trust.

•                  Interests in the litigation trust for holders of subordinated debt claims, Adelphia preferred stock, Adelphia common stock, and securities law claimants. (See description below.)

•                  No payments will be made with respect to claims and equity interests of the Rigas family.

•                  Creation of a “convenience class” for creditors with smaller claims who will receive payment in cash.

The litigation trust will have the right to pursue claims against certain third parties to the extent those claims are not resolved prior to emergence from bankruptcy or as part of the reorganization plan, including claims against Deloitte & Touche, the Rigas family and financial institutions involved in the co-borrowing litigation. For any recoveries, each class with interest in the litigation trust will receive an interest in order of their respective priority positions established under the bankruptcy code; junior classes will receive no recovery from the litigation trust until classes senior to them are paid in full.

Please note that this press release is only a summary and is based on Adelphia’s current estimate of the amount of claims that will be allowed by the bankruptcy court.  Stakeholders of Adelphia are urged to read the proposed plan of reorganization and the draft disclosure statement as well as any amendments or supplements to those documents for details on the planned distributions and other items that will affect them.  A copy of  the company’s proposed plan of reorganization and the accompanying draft disclosure statement is available on the Adelphia Web site at www.adelphia.com.

MORE

ADELPHIA PLAN OF REORGANIZATION

FEBRUARY 25, 2004 - PAGE 3

Conference Call

Adelphia will hold a conference call for investors and analysts on Wednesday, February 25, 2004 at 10:45 AM ET/7:45 AM PT to discuss the Plan of Reorganization and the $8.8 billion exit financing package announced separately today.

The conference call will be webcast live in a listen-only mode and can be accessed at http://www.genesyseventservice.com:80/Attendees/default.asp?rid=401765. Participants should go to the call link no later than 10 minutes before the start of the call in order to register. The call will be archived at the same Web address and will be available for playback three hours after recording.

Those who wish to participate in the conference call should dial 888-689-8463 or 703-708-0667 no later than 10 minutes before the start of the call. Ask the operator for the Adelphia Investor Relations call.

A replay of the call will be available at 703-925-2533 or 888-266-2081 starting at 1:45 PM ET and will be available until March 10, 2004. The replay requires the access code 401765.

Reorganization Process

On June 25, 2002, Adelphia and substantially all of its Debtor subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Adelphia remains in possession of its assets and properties and continues to operate its businesses and manage its properties as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

In the past year, Adelphia has maintained a continuity of service and taken a number of actions intended to strengthen its business operations and enhance its financial performance. “It would be an understatement to say it’s been a year of change at Adelphia,” said Schleyer.  “We moved the headquarters to Denver and built a new, seasoned management team while creating an independent and highly-respected Board of Directors with deep expertise in corporate governance, finance and the cable industry. We’ve repackaged our products, upgraded our network and launched new advanced services while decentralizing our management, improving customer service and repairing relations with local franchising authorities, all while managing a complex bankruptcy. Looking ahead, if this proposed plan is approved we intend to use our strong balance sheet and core assets to grow an independent Adelphia and fulfill our mission of becoming a broadband industry leader.”

Confirmation and ultimate consummation of the plan of reorganization is subject to a number of conditions, which include approval of the plan by various classes of holders of claims against or equity interests in Adelphia and by the bankruptcy court. To the extent necessary, Adelphia will seek to confirm its plan over the objections of dissenting classes by invoking provisions of the bankruptcy code that allow the court to impose a settlement. Confirmation and ultimate consummation are also contingent on the ability of Adelphia to secure exit financing.  Many of these conditions are outside of the control of

MORE

ADELPHIA PLAN OF REORGANIZATION

FEBRUARY 25, 2004 - PAGE 4

 Adelphia, and there can be no assurance as to whether, or on what terms, the plan will ultimately be consummated.

Bankruptcy law does not permit solicitation of acceptances of the plan until the court approves a disclosure statement relating to the proposed plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the plan.

About Adelphia

Adelphia Communications Corporation is the fifth-largest cable television company in the country. It serves customers in 30 states and Puerto Rico, and offers analog and digital video services, high-speed Internet access and other advanced services over Adelphia’s broadband networks.

Cautionary Statement Regarding Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding Adelphia Communications Corporation’s and its subsidiaries’ and affiliates’ (collectively, the “Company”)  expected future financial position, results of operations, cash flows, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from  those in the forward-looking statements include the Company’s pending bankruptcy proceeding, results of litigation against the Company and government investigations of the Company, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, customer response to repackaged services, pricing and availability of programming, equipment, supplies, and other inputs, the Company’s ability to upgrade its network, technological developments, and changes in general economic conditions.  Many of these factors are outside of the Company’s control.